UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Marcia J. Avedon, Ph.D.

On October 24, 2019, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Marcia J. Avedon, Ph.D. to serve as a Class II director of the Company, effective December 1, 2019. Ms. Avedon will fill a vacancy in the Class II directors, and her term will expire at the 2020 Annual Meeting of Stockholders along with the other Class II directors. Effective December 1, 2019, the Board also appointed Ms. Avedon to serve on the Compensation Committee.

Ms. Avedon has served as Senior Vice President of Human Resources, Communications, and Corporate Affairs for Ingersoll Rand, a global diversified industrial company, since 2007. In this role, she leads global human resources, public affairs, corporate social responsibility, communications, and strategic marketing.

Ms. Avedon will receive remuneration for serving on the Board in accordance with the Company’s Non-Employee Director Compensation Policy, the material terms of which are described under the heading “2018 Director Compensation” in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

	Name:	Raj Kanuru
Date: October 25, 2019	Title:	EVP, General Counsel & Secretary

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